SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 6, 2007
ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
704 Quince Orchard Road, Gaithersburg, Maryland 20878
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 721-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
ACE*COMM Corporation received a Nasdaq Staff Deficiency Letter on September 6, 2007 indicating that the company had failed to meet the terms of the extension to comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Marketplace Rule 4310(c)(3).
The company may appeal the Staff’s determination to a Nasdaq Listing Qualifications Panel which would stay the delisting of the company’s securities pending the Nasdaq Listing Qualifications Panel’s decision.. The appeal request must be received by Nasdaq no later than 4:00 p.m. Eastern Time on September 13, 2007. If the company decides not to appeal, the company’s stock will be delisted from trading on the Nasdaq Capital Market at the opening of business on September 17, 2007.
Should the company be delisted, the company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets,” but may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application is cleared. The company cannot assure that, if delisted, its securities would be eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.”
A copy of the company’s press release announcing receipt of the notification of non-compliance and delisting from Nasdaq is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	99.1 Press release, dated September 12, 2007 announcing the receipt of Nasdaq Capital Market notification of non-compliance and delisting, absent Company appeal.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: September 12, 2007	/s/ Steven R. Delmar
	Name:	Steven R. Delmar
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 12, 2007 announcing the receipt of Nasdaq Capital Market notification of non-compliance and delisting, absent Company appeal.